                                                                    EXHIBIT 10.1

                                LEASE AGREEMENT

     BY THIS LEASE AGREEMENT (hereinafter, this "Lease"), made and entered into this 26th day of January 2001, the parties hereto declare, covenant and agree as follows:

1.  Basic Lease Provisions.

     The following terms are hereby defined as set forth below for purposes of this Lease and shall be given such meanings wherever said terms appear in this Lease unless the context requires otherwise, and subject to such adjustments, restrictions and qualifications as are expressly set forth herein:

"Landlord":                   Stokes Canning Company
                              475 17th Street, Suite 790
                              Denver, CO 80202

"Tenant":                     Hoopeston Foods Denver Corp.
                              Two Apple Tree Square, Suite 242
                              Bloomington, MN  55425

"Premises":                   That certain real property (the "Property")
                              described on Exhibit "A" attached hereto, situated
                              in the City and County of Denver, Colorado,
                              together with all improvements presently located
                              thereon and all easements, appurtenances and
                              rights related thereto (hereinafter, the
                              "Premises"). The address of the Premises is 5590
                              High Street, Denver, Colorado. The Premises
                              contain manufacturing and warehouse facilities
                              thereon (all such facilities are collectively
                              referred to as the "Building").

"Monthly Rent":               An amount equal to the Landlord's monthly
                              mortgage payment, as documented by Landlord to
                              Tenant's reasonable satisfaction. The amount of
                              Landlord's monthly mortgage payment as of the
                              Lease Commencement Date is $34,719.00.

"Commencement Date":          January 26, 2001.

"Lease Term":                 An initial period of 5 years commencing on the
                              Commencement Date and terminating on the later of
                              (i) at 5:00 p.m. (Denver time) on January 26, 2006
                              and (ii) the expiration or termination of the
                              Co-Pack and Warehousing Agreement between the
                              parties; subject to the terms and conditions of
                              this Lease which may permit or provide for an
                              earlier termination or an extension of the term.


2.   Premises.

     For and in consideration of the agreement of the Tenant to pay the Monthly Rent and other sums provided for herein and to perform the terms, covenants, and conditions on its part required hereunder, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant hereby affirmatively and expressly waives any implied warranties in connection with the Premises and agrees to rely solely upon those representations and warranties expressly set forth in this Lease.

3.   Lease Term.

     The Lease Term shall be for the period described in Article 1 hereof, unless this Lease shall be terminated earlier as herein provided or extended pursuant to Section 29 herein. All rents payable hereunder for a fractional calendar month shall be prorated on a per diem basis, calculated on the basis of a thirty (30) day month.

4.   Consideration.

     4.1 Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant agrees to pay to Landlord at such place as Landlord may designate, without prior demand therefore, and without any deduction, counterclaim or setoff, in lawful money of the United States of America:

          (a) The Monthly Rent, in advance, on or before the first day of each calendar month during the Lease Term. Upon execution of this Lease, Tenant agrees to pay Landlord the Monthly Rent for the partial month of January 2001; and

          (b) All excise, sales, use, rental, and/or transaction privilege taxes levied or imposed, or hereafter levied or imposed, against or on account of any or all amounts payable hereunder by Tenant or the receipt thereof by Landlord (except Landlord's income taxes), said taxes to be paid together with the Monthly Rent, or as the Landlord may designate.

     4.2 In addition to Monthly Rent, all other payments to be made by Tenant under this Lease shall be deemed to be "Additional Rent" and shall be due and payable upon demand if no other time for payment is specified. Landlord shall have the same remedies for Tenant's failure to pay Additional Rent as for a non-payment of other rent.

5.   (Reserved)

6.   Landlord's Expenses.

     6.1 Tenant acknowledges and understands that this is a net, net, net (triple net) lease (subject to the terms and conditions hereof) and, in addition to paying all utilities, maintenance, repairs and other costs and expenses related to the Premises, Tenant hereby agrees to reimburse Landlord for the amount of Landlord's Expenses (as such term is defined in Section 6.5).

     6.2 Such reimbursement shall be deemed to be Additional Rent hereunder and shall be computed annually on a calendar year basis, but shall be estimated by Landlord in writing based on historical costs (which costs shall also be provided to Tenant in writing along with the aforementioned estimate of Additional Rent) and collected from Tenant in advance on a monthly basis together with the Monthly Rent. In the event the Lease Term commences after the beginning of or terminates before the end of a calendar year, the amounts payable by Tenant hereunder for such period(s) shall be adjusted proportionately.

     6.3 Unless delayed by causes beyond Landlord's control, not later than May 31 of each year during the Lease Term and any Renewal Terms (and the year immediately following expiration of the Lease Term or the final Renewal Term hereunder), Landlord shall provide Tenant with a written statement (the "Annual Statement of Additional Rent") certified by the chief financial officer of Landlord or by Landlord's outside independent certified public accountant, to be true, complete and accurate, with respect to such calendar year showing Landlord's Expenses for such calendar year on a line-item basis, together with a copy of the bills for Taxes paid or payable by Landlord during such calendar year, and setting forth the amount by which the actual amount of Landlord's Expenses differs from the amounts paid by Tenant pursuant to this Article 6. Tenant shall immediately pay to Landlord any deficiency disclosed by such statement, and any overpayment shall be credited against Tenant's subsequent Additional Rent obligations (or shall be promptly refunded to Tenant if the Lease Term shall have expired).

     6.4 Within ninety (90) days following receipt of Landlord's Annual Statement of Additional Rent, Tenant shall have the right to request an inspection of Landlord's books and records pertaining to Taxes and the Annual Statement of Additional Rent at Landlord's offices. Landlord shall promptly permit Tenant access, during normal business hours, to said books and records following any such request by Tenant, and within ninety (90) days after such books and records are provided to Tenant, Tenant shall notify Landlord in writing of any disputed items of Taxes or items on the Annual Statement of Additional Rent. If the disputed items are not resolved between the parties within thirty (30) day period following such period of review, the disputed items shall be submitted to an independent certified public accountant selected by the parties to render an opinion as to whether or not the disputed items may properly be included in Additional Rent. The opinion of the independent certified public accountant shall be binding upon the parties. The fees and expenses of the accountant shall be borne by the parties adversely affected by the decision.

     6.5 For purposes hereof, "Landlord's Expenses" shall mean all operating and other expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Premises as determined by Landlord. Landlord's Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied and shall include, but not be limited to:

(a) All real property taxes, assessments and similar government charges lawfully levied against the Premises by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on all or any portion of the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations provided Landlord receives the prior written approval of Tenant to such expenses, which approval shall not be unreasonably withheld (all of the foregoing are collectively referred to herein as the "Taxes"). "Assessment" shall include so called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against all or any portion of the Premises or any legal or equitable interest of Landlord therein. In the case of Taxes or Assessments which may be paid in installments over more than one year, only the amount of the installment, plus any interest payable thereon, which would be due and payable during a calendar year if such tax or assessment were timely paid in the maximum permitted number of installments without penalty shall be included in Taxes for that year, regardless of the manner in which Landlord actually pays the Taxes. The following additional provisions shall also apply:

     (i) Landlord shall timely pay all Taxes. Tenant shall not be responsible for any penalties imposed in connection with any delay in payment of taxes by Landlord to the appropriate governmental authority, except to the extent of any penalty directly attributable to Tenant's failure to timely pay its Additional Rent or other amounts due hereunder, but only for the period of such delay after the date of the same are due to the taxing authority.

     (ii) Tenant shall be solely responsible for, and shall timely pay, all Taxes and Assessments levied or assessed against it or its personal property located at the Premises.

     (iii) Landlord shall deliver to Tenant a copy of each real estate tax assessment notice relating to the Premises within ten (10) days after Landlord's receipt hereof. Landlord may (but shall not be obligated) to appeal or contest each assessment. Tenant reserves the right to participate with Landlord in any such contests at Tenant's sole cost and expense. If Landlord does not elect to appeal or contest such assessment, Tenant shall have the right, at its sole cost and expense, to appeal or contest such assessment. In such case, Landlord shall reasonably cooperate with Tenant and supply to Tenant such information regarding the Premises requested by Tenant as would be relevant to such contest.


(b) Costs of supplies, including, but not limited to, the cost of replacing the bulbs for all lighting on the Premises as the same may be required from time to time;

(c) Costs incurred in connection with obtaining and providing energy for the Premises, including, but not limited to, costs of natural gas, electricity, and fuel oils or any other energy sources;

(d) Costs of water and sanitary and storm drainage services;

(e) Costs of janitorial and security services, if any are provided;

(f) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

(g) Costs of maintenance of landscaping;

(h) Insurance premiums, including fire and all risk coverage, together with loss of rent endorsement; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Premises (where Landlord is unable to obtain insurance without such deductible from an insurance carrier at reasonable rates), public liability insurance; and any other insurance carried by Landlord on the Premises or any parts thereof (all such insurance shall be in such amounts as may be required by any mortgagee of the Premises or as Landlord may reasonably determine);

(i) Upon prior written approval of Tenant (which approval shall not be unreasonably withheld), legal, inspection, and other consultation fees (including fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Landlord Expenses or to reasonably improve the operation, maintenance or state of repair of the Premises incurred in the ordinary course of operating the Premises); and costs incurred by Landlord in engaging experts or other consultants to assist in making the computations required hereunder;

(j) The costs of capital improvements and structural repairs and replacements made in or to the Premises in order to conform to changes subsequent to the lease Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Premises (herein "Required Capital Improvements"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Landlord Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). Any actual payments made by Tenant to Landlord or third party vendors or service providers for amounts under this sub-paragraph (j) shall be applied as a credit against the purchase price if Tenant elects to purchase the Premises pursuant to its purchase option set forth herein.

7.   Taxes on Personal Property.

     Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and all other personal property belonging to Tenant and placed on the Premises by Tenant. In the event any of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. When possible, Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord.

8.   Status of the Premises.

     Landlord represents and warrants that the Premises complies with all applicable laws, codes, statutes, standards, regulations and ordinances, including the ADA, in effect as of the Commencement Date and that no notices have been received of building code violations affecting the Premises which have not been corrected. Landlord further acknowledges its continuing responsibility to comply with all applicable laws, codes, statutes, standards, regulations and ordinances and to cure, at Landlord's sole cost and expense, all building code violations relating to the Premises, except for violations arising from any work on or use of the Premises by Tenant which is materially different from the use of the Premises by Landlord prior to the date of this Lease. Except for the foregoing representation, Tenant hereby accepts the Premises in their "AS IS" condition including any and all defects, latent or otherwise, existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor any agents, employees or representatives of Landlord has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. Landlord shall have no construction obligations whatsoever regarding tenant improvements for Tenant.

9.   Alteration, Additions and Improvements.

     9.1 Tenant may not improve, construct, remodel, reconstruct or alter improvements, structures, and buildings on the Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld.
Any such work approved by Landlord shall be done in compliance with and pursuant to plans, drawings and specifications first approved in writing by Landlord, which approval may not be unreasonably withheld. Any material modifications to any such plans, drawings and specifications shall also require the prior written approval of Landlord, which approval may not be unreasonably withheld. Tenant covenants that any such approved improvements, structures or buildings shall be completed at its sole cost and expense and shall conform to all applicable building codes, zoning and other governmental regulations and restrictions and shall be constructed diligently, in a good and workmanlike manner, using only new, high quality materials, and in full compliance with all governmental laws, rules and regulations then relating thereto.

     9.2 (a) Any alterations, additions or improvements to the Premises shall be surrendered by Tenant as part of the Premises, without disturbance or injury, upon the expiration or earlier termination of this Lease, unless Landlord designates in writing that such alterations, additions or improvements shall be removed by Tenant prior to the expiration or earlier termination of the Lease. Tenant shall have the right to remove any personal property or trade fixtures installed in the Premises by Tenant.

          (b) In the event of any injury or damage to the Premises resulting from the removal by Tenant of any alterations, additions, improvements, fixtures, equipment or furnishings pursuant hereto, Tenant shall promptly repair the same, at its sole cost and expense, in a good and workmanlike manner. If Tenant fails to make such repairs prior to the expiration or earlier termination of this Lease, Tenant shall pay to Landlord an amount sufficient for Landlord to repair same or to compensate Landlord for such injury or damage to the Premises.

     9.3 Tenant shall keep the Building free from any liens arising from work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord for, from and against any liens and encumbrances arising from any work performed or materials furnished by or at the direction of Tenant, and for any costs and expenses incurred by Landlord in connection therewith or arising as a result thereof. Prior to commencement of any work on or at the Premises which could result in a mechanic's or materialmen's lien against the Premises, Tenant shall provide Landlord with a performance or surety bond or mechanic's lien waivers satisfactory to Landlord in its sole and absolute discretion. Tenant shall pay, when due, all claims for labor, professional services and materials furnished or alleged to have been furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than thirty (30) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of any such judgment, claim or demand. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide, in the exercise of reasonable discretion, that it is in its best interest to do so.

10.  Use.

     10.1 The Premises shall be used and occupied by Tenant only for operation of a food production, canning, warehousing and distribution facility as permitted by applicable zoning ordinances and shall not be used or occupied for any other purposes whatsoever without obtaining the prior written consent of Landlord, which consent may not be unreasonably withheld.

     10.2 Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises, or cause the cancellation of any insurance policy covering the Premises. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

11.  Environmental Matters.

     11.1. Environmental Laws. The term "Environmental Laws" shall mean any past, present or future federal, state or local laws, statutes, regulations, rules, ordinances and policies relating to environmental matters and contamination of any type whatsoever, including, without limitation, those relating to: treatment, storage, disposal, generation or transportation of Hazardous Materials (as hereinafter defined); spills, discharges, leaks, emissions, escapes, dumping, or other releases or threatened releases (individually, a "Release" and collectively, "Releases") or any Hazardous Material into the environment, whether or not notification or reporting to any federal, state or local agency was or is required; air, water or noise pollution; surface or ground water contamination; the protection of natural resources, wildlife, marine sanctuaries or wetlands; storage tanks, vessels and related equipment; abandoned or discarded barrels, containers and other closed receptacles; health and safety of employees and other persons; reporting or notification regarding or relating to any Hazardous Material; and otherwise relating to the manufacture, generation, reclaiming, recycling, presence, processing, use, distribution, treatment, storage, disposal, transportation or handling of any Hazardous Material.

     11.2. Hazardous Material. The term "Hazardous Material" shall mean any pollutant, contaminant, pesticide, radioactive substances, solid waste or hazardous, extremely hazardous, dangerous or toxic waste, substance, chemical or material within the meaning of any applicable Environmental Laws including, without limitation, consent decrees, judicial decisions and administrative orders, together with all amendments thereto and reauthorization thereof, including, without limitation, any (i) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. section 9601, et seq., and all amendments thereto and reauthorizations thereof, or section 311 of the Federal Water Pollution Control Act, 33 U.S.C.
section 1321; (ii) a "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. sections 6902, et seq., and all amendments thereto and authorizations thereof; (iii) a "toxic pollutant" under section 307(a)(1) of the Federal

Water Pollution Control Act, 33 U.S.C. Section 1317(a)(1); (iv) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U.S.C. Section 7412 et seq., and all amendments thereto and reauthorizations thereof; (v) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. Section 1802, et seq., and all amendments thereto and reauthorizations thereof or (vi) any other pollutant, contaminant, hazardous, dangerous or toxic chemical material, waste or any other substance (including, without limitation, petroleum and oil or any fraction thereof, asbestos and
PCBs) which may or could pose a hazard to the environment or the health and safety of any occupant, user or third party at the Premises.

     11.3 No Hazardous Material. Neither Landlord nor, to Landlord's knowledge, any other person, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under or at the Premises or any part of the Premises in violation of any Environmental Laws, nor has any part of the Premises ever been used by Landlord, or to the best knowledge of Landlord, by any other person as a permanent or temporary storage or disposal site for any Hazardous Material. No Release of Hazardous Material has occurred on the Premises to date in violation of any Environmental Laws, and the soil groundwater and soil vapor on or under the Premises are free, in all material respects, of Hazardous Material as of the date of this Lease.

     11.4 No Violation. Neither Landlord nor, to Landlord's knowledge, any other person, is in violation of any Environmental Laws with respect to the Premises, and the Premises complies in all material respects with all applicable Environmental Laws.

     11.5 Tenant's Indemnity. Tenant shall indemnify, defend and hold Landlord and its officers, directors, employees, agents, subsidiaries and other related parties (collectively referred to herein as "Related Parties") harmless from and against any and all claims incurred or suffered by or asserted against Landlord or its Related Parties for, with respect to, or as a direct or indirect result of any Release of Hazardous Material from, into, under or upon the Premises or any adjoining land, atmosphere, watercourse, body of water or wetland, which Release is caused by Tenant or its agents, employees or contractors.

     11.6 Landlord's Indemnity. Landlord shall indemnify, defend and hold Tenant and its Related Parties harmless from and against any and all claims incurred or suffered by or asserted against Tenant or its Related Parties (i) relating to a breach of any representation or warranty by Landlord with respect to, or (ii) otherwise for, with respect to, or as a direct or indirect result of: (1) any Hazardous Material which existed in, under or on the Premises on or before the Commencement Date; or (2) any Release of Hazardous Material at any time from, into, under or upon the Premises or any adjoining land, atmosphere, watercourse, body of water or wetland, which Release is caused by Landlord, its agents, employees or contractors.

11.7 Scope of Indemnification. If either party to this Lease is required pursuant to this section to indemnify the other party or its Related Parties against any claims, the obligations of the indemnifying party shall include, without limitation, indemnity claims arising during or after the Term out of or in any way relating to the Hazardous Material at issue for which the indemnifying party is responsible hereunder, including, without limitations;
(1) all costs incurred by the indemnified party in connection with any investigation of site conditions or any cleanup, remedial or restoration required by any federal, state or local governmental authority or other third party because of the presence of the Hazardous Material at issue; (2) all sums paid in settlements of claims; (3) reasonable attorneys' fees; and (4) consultants' and other experts' fees. Furthermore, if any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind (collectively, "Remedial Work") is required under any applicable Environmental Laws or by any governmental entity or third party because of the Hazardous Material at issue for which the indemnifying party is responsible hereunder, the indemnifying party shall assume all responsibility to have all such Remedial Work performed, at the indemnifying party's sole expense. Furthermore, if any oral or written notice of any kind is required by any applicable Environmental Law to be given or sent to, or filed with, any governmental entity or third party because of the Hazardous Material at issue for which the indemnifying party is responsible hereunder, the indemnifying party shall assume all responsibility to have all such notice(s) given, sent or filed, at the indemnifying party's sole expense, within the time limits prescribed by all applicable Environmental Laws.

     11.8 Notice to Indemnified Party. Whenever either party to this Lease has reason to believe that such party may be required, pursuant to the foregoing provisions of this Article, to indemnify the other party to this Lease, the potential indemnifying party shall, within 24 hours after first becoming aware of such information, give the potential indemnified party oral notice (to be confirmed in writing within ten (10) business days) adequately describing the basis for the Indemnifying Party's actual or potential liability to the indemnified party. Such notice shall describe, without limitation (1) the Hazardous Material at issue; (2) the known or suspected manner in which the Hazardous Material at issue was Released; (3) all actions, if any, of the indemnifying party to comply with any applicable Environmental Laws with respect to the Hazardous Material at issue; (4) all past, present or future inspections, if any, of the Premises by any governmental entities with respect to the Hazardous Material at issue; (5) all notices, orders, fines or communications, if any, from any governmental entity or third party that relate to the Hazardous Material at issue; (6) all notices or communications, if any, from the indemnifying party to any governmental entity or other third party that relate to the Hazardous Material at issue; and (7) all responses or Remedial Work, if any, made or undertaken (or proposed to be made or undertaken) by any governmental entity or third party with respect to the Hazardous Material at issue.

     11.9 Survival. The provisions of and undertakings set out in this Article, and all indemnifications contained in this Lease, shall survive the termination of this Lease.

12.  Insurance.

     12.1 (a) During the entire Lease Term, Tenant shall, at its sole cost and expense, procure and maintain: (i) comprehensive general public liability insurance against claims for personal injury, death and property damage occurring upon, in or about the Premises and the Building, with a combined single limit of not less than $3,000,000.00; and (ii) fire and extended coverage, vandalism, malicious mischief, and special extended perils (all risk) insurance in an amount not less than the full cost of replacement of all of Tenant's personal property, inventory, decorations, trade fixtures, furnishings, equipment and other contents in the Premises.

          (b) All such policies of insurance shall name both Landlord and Tenant as insureds (and/or the mortgages of Landlord if Landlord so requires) and shall be issued by insurance carriers acceptable to Landlord. Tenant agrees to furnish Landlord, on or before the Commencement Date, with certificates of insurance showing that insurance meeting the requirements hereof has been obtained and paid at least six (6) months in advance by Tenant, and Tenant shall obtain a written commitment from each insurance carrier to notify Landlord in writing at least thirty (30) days prior to any cancellation or modification thereof.

     12.2 Notwithstanding the provisions of this Article 12, Tenant hereby waives any and all rights of recovery against Landlord, or against the officers, employees, agents and representatives of Landlord, for loss of or damage to Tenant or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, but only to the extent of insurance proceeds actually received. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease.

13.  Utilities Charges.

     To the extent not included in Landlord Expenses and Additional Rent under
Section 6, Tenant shall pay or cause to be paid, when due and prior to delinquency, any and all charges for water, gas, electricity, telephone service, sewage service, garbage service and any other utilities used in or upon the Premises during the term of this Lease and agrees not to permit any charges of any kind to accumulate or become a lien against the Premises.

14.  Maintenance and Repair.

     To the extent not included in Landlord Expenses and Additional Rent under
Section 6, during the term of this Lease, Tenant, at Tenant's sole cost and expense, shall keep the structures and buildings constructed on the Premises and any other improvements (including without limitation, cold storage units, landscaping, wiring, plumbing, structural components, roof, plate glass doors, windows, parking lot, fences, HVAC, interior and exterior painting) located from time to time thereon in an attractive, good and safe condition and state of repair, and will hold Landlord free and harmless of and from any and all expense and liability therefor.

15.  Liabilities.

     15.1 Tenant shall indemnify and hold Landlord harmless for, from and against any and all claims, damages and liabilities arising from Tenant's use of the Premises or the conduct of its business or from any activity engaged in or permitted by Tenant on or about the Premises, and shall further indemnify and hold Landlord harmless for, from and against any and all claims, damages or liabilities arising from any breach or default in the performance of any obligation of

Tenant under this Lease or arising from any act or negligence of Tenant, or of its employees, agents, contractors or invitees and from all costs, reasonable attorneys' fees, expenses and liabilities incurred by Landlord as a result of any such claim, liability or action or proceeding. The foregoing shall not be deemed to release or waive any of Tenant's rights or remedies against Landlord for damage or injuries caused to persons or property resulting from Landlord's gross negligence or willful misconduct, or that of Landlord's employees, agents, or contractors, or Landlord's breach or default in the performance of any of its obligations under this Lease.

     15.2 Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage that may be sustained by the person or property of Tenant, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or other equipment located in the Building. Tenant shall give immediate notice to Landlord in the event of fire or accident to or defect in the Premises or any of its fixtures, appurtenances or equipment, and shall cooperate with Landlord and the insurance carrier in processing any insurance claim.

     15.3 Landlord's liability for loss resulting from its failure, by negligence or otherwise, to comply with any federal, state or local laws, ordinances or regulations shall be and hereby is expressly limited to the costs of remedying, repairing, replacing or removing any objects, hazards or structures deemed to be in violation of any such laws, ordinances or regulations, and Landlord shall not be liable for any other incidental or consequential damages suffered or incurred by Tenant as a result thereof. Landlord shall have a reasonable time after receiving written notice of any such violation from Tenant or any other party (but not longer than 60 days) to remedy such violation. The existence of any such violation shall not constitute grounds for constructive eviction or breach of any implied or express warranty, so long as Landlord cures such violation within a reasonable time after Landlord's receipt of written notice from Tenant specifying the nature of such violation. To the extent any such violations prevent Tenant for using all or substantially all of the Premises, the Monthly Rate shall abate for the period of time Tenant is unable to use the Premises.

16. Damage or Destruction.

     16.1 In the event all or substantially all of the Building and/or the Premises are destroyed by fire or any other casualty so as to become untenantable, either Landlord or Tenant may elect to terminate this Lease as of the date of such damage or destruction, by notice to the other within thirty
(30) days thereafter (provided, however, that Tenant may not terminate the Lease if the damage to the Building or Premises was caused by Tenant or any of Tenant's invitees). In the event Landlord reasonably determines that it cannot repair or restore any damage or destruction of the Premises within one hundred twenty (120) days after such damage or destruction occurs, then Landlord shall promptly notify Tenant of the same and Tenant may elect to terminate this Lease by notice to Landlord not later than ten (10) days after receipt of such notice from Landlord. In the event neither party elects to terminate this Lease in accordance with the applicable provisions hereof, Landlord shall promptly repair or rebuild the Building and/or Premises out of the insurance proceeds. In the event Landlord fails to substantially complete such repair or rebuilding within one hundred twenty (120) days after such damage or destruction occurs (extended for delays due to causes beyond the control of Landlord as set forth in Article 27 of this Lease), then either party may thereupon terminate this Lease by notice to the other party not later than ten (10) days after expiration of said one hundred twenty (120) day period or extension thereof. In connection with any repair or rebuilding of the Premises, should there be a substantial interference with Tenant's use of the Premises, Tenant shall be entitled to a proportionate reduction of Monthly Rent and Additional Rent and Taxes while such repairs are being made based upon the rentable area of the Premises that is not available to Tenant during the course of such repairs or, in the case where the damage or destruction renders the Premises untenantable or unusable for Tenant's business, there shall be a total abatement of Rent, Additional Rent and Taxes during the period of time that the Premises are untenantable or unusable for Tenant's business; provided, however, that rent shall not abate if such damage was caused by Tenant, its agents, employees or invitees.

     16.2 Notwithstanding anything contained herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and terminate. No damages, compensation or claim shall be payable by Landlord to Tenant for inconvenience, loss of business or annoyance from any repair or rebuilding of any portion of the Building or from the termination of this Lease pursuant to this Article 16.

17.  Condemnation.

     If all or any part of the Premises shall be taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or consent to sale in lieu thereof, and such taking renders the Premises untenantable or unusable for Tenant's business, this Lease shall terminate as of the date of transfer of possession of the Premises, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. All compensation or damages awarded for such taking or transfer shall belong to and be the property of Landlord, except for any specific award to Tenant for fixtures and improvements installed by Tenant at its sole expense. Within fifteen (15) days of Landlord's receipt, Landlord shall give Tenant copies of any notice received by Landlord in connection with any pending or threatened condemnation proceeding or sale in lieu thereof.

18.  Sale by Landlord; Option to Purchase by Tenant.

     18.1  Sale by Landlord.

     Subject to Tenant's option to purchase the Premises described herein, Landlord may sell, transfer, assign or otherwise dispose of the Premises, the Building, or this Lease, or any part thereof or interest therein, subject to the terms and conditions of this Lease. Upon any such sale, transfer, assignment or disposal of all of its interest in the Premises or this Lease, Landlord shall be automatically relieved of all obligations hereunder on the condition that Landlord's successor-in-interest shall expressly assume such obligations. Provided that Tenant is not then in default under this Lease, this Lease shall not be affected by any such sale, transfer, assignment or disposal of Landlord's interest, and Tenant agrees to attorn to Landlord's purchaser or assignee.

     18.2  Option to Purchase by Tenant.

     (a) Tenant shall have the option to purchase the Premises for a purchase price equal to the fair market value of the Premises as determined in accordance with the following procedures (the "Purchase Option"). Following receipt by Landlord of a written notice from Tenant that it is exercising the Purchase Option, Tenant and Landlord shall each appoint one independent, qualified real estate appraiser and instruct the appointed appraiser to appraise the Premises using the following three methods: (i) the replacement cost method, (ii) the income capitalization method using fair market value rent for the Premises and (iii) the comparable sales method. The appraisers shall indicate a separate valuation for each of the three methods. Of the six valuations from the appraisers (three from each appraiser), the highest and lowest values shall be discarded and the remaining four shall be averaged. The average of the remaining four shall be the fair value of the Premises for purposes of Tenant's Purchase Option and is hereinafter referred to the "Purchase Price." Notwithstanding the foregoing, in no event shall the Purchase Price under this section be less than $5,500,000, unless otherwise agreed to by the parties hereto.

     (b) The Purchase Option shall be exercisable at any time during the Term and any Option Term of this Lease. Tenant's right to exercise the Purchase Option shall be subject to the conditions that at the time of the exercise of the Purchase Option this Lease shall be in full force and effect and no material Default on the part of Tenant shall exist under this Lease.

     (c) Within thirty (30) days following exercise of the Purchase Option, the parties shall enter into a contract providing for, among other things, prorating rentals to date of closing; supplying of owner's title insurance to Tenant by Landlord in the amount of the Purchase Price, subject only to encumbrances of a definite or ascertainable amount which can be removed by the payment of a portion of the proceeds of sale at the time of closing and other exceptions acceptable to Tenant, and with extended coverage over all general exceptions; supplying of a satisfactory current survey of the Premises to Tenant by Landlord; conveyance of the Premises by general warranty or trustee's deed, with transfer taxes paid by Landlord (unless applicable law places responsibility for such taxes on purchasers), and bill of sale; assignment to Tenant by Landlord and delivery to Tenant of all leases, licenses, permits and, at Tenant's option, contracts relating to the Premises; delivery to Tenant by Landlord of all plans, studies and other documents relating to the Premises; and other customary provisions for the sale of similar property in the county where the Premises is located. Tenant shall pay the Purchase Price by wire transfer at the closing, which will take place thirty (30) days after the date of execution of the contract.

19.  Assignment and Subletting.

     19.1 Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, or sublet the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.

     19.2 Any consent obtained hereunder to one such assignment, subletting, occupation, or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person, nor shall such consent be deemed a waiver by Landlord of Landlord's right to withhold its consent as provided hereunder as to any subsequent assignment, subletting, occupation or use by another person.

     19.3 Any assignment or subletting permitted hereunder shall expressly provide, and shall be permitted solely upon the condition that, the assignee or sublessee, as the case may be, shall be fully bound to Landlord, its successors or assigns, by full privity of contract, as well as by privity of estate; and that each such assignee or sublessee shall be fully bound to perform all covenants of this Lease; and that no such assignment, subletting, occupation or use nor any subsequent assignment, subletting, occupation or use shall relieve Tenant or any prior or earlier assignee or sublessee of its contractual obligations as described herein to Landlord.

     19.4 Any assignment, subletting, transfer, mortgage, pledge, hypothecation or encumbrance of this Lease, without the consent required and described herein shall be void, and, not voidable.

20.  Estoppel Certificate.

     20.1 Tenant shall within ten (10) business days following Tenant's receipt of any written request from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is in full force and effect and stating the nature of any modification hereto; (b) the dates to which the rentals and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed; and (d) such other matters as may reasonably be requested by Landlord. Tenant acknowledges that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

     20.2 Prior to the execution date of this Lease and at any time during the term of this Lease, Tenant agrees to deliver to Landlord or to any lender or prospective purchaser of the Premises designated by Landlord promptly upon demand therefor, such financial statements of Tenant, certified by Tenant to be true and correct, as may be reasonably required by Landlord, or such lender or prospective purchaser of the Building, to be received in confidence and used only for the purpose of evaluating Tenant's financial condition.

21.  Default.

     21.1 (a) If Tenant should fail to pay with ten (10) days after the date set for payment under this Lease, any part of the rentals herein provided, or any other sum required by this Lease to be paid to Tenant, without notice from Landlord; or (b) if default should be made in any of the nonmonetary covenants, terms or provisions to be performed by Tenant hereunder and such nonmonetary default should continue for a period of ten (10) days following written notice thereof from Landlord to Tenant (provided, however, that if the nature of Tenant's nonmonetary default is such that more than ten (10) days are required for performance, then Tenant shall not be in default hereunder if Tenant commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion); or (c) should Tenant's interest herein be terminated or assigned by operation of law, or otherwise, including, without limitation, the filing of a petition by or against Tenant (or any member of Tenant if Tenant is a partnership or joint venture) under any insolvency or bankruptcy act (provided, however, if a petition is filed against Tenant, Tenant shall have a period of thirty (30) days within which to have such action dismissed); or (d) should Tenant make a general assignment for the benefit of creditors; or (e) the failure to timely perform (after the expiration of any applicable cure periods) any covenant, condition, or obligation to be performed by Lessee under the other agreements with Lessor and set forth on Schedule 1 hereto, then Landlord, in addition to any other rights and remedies it may have hereunder or at law or in equity, shall have the right without any further demand or notice, to pursue any one or more of the following remedies:

         (i) exercise any rights or remedies available pursuant to this Lease or applicable laws;

         (ii) terminate this Lease by written notice to Tenant, in which event Tenant shall have no further interest in this Lease or in the Premises, and Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's breach, including the cost of recovering the Premises, reasonable attorneys' fees, and the value at the time of such termination of the then reasonable rental value of the Premises for the remainder of the Lease Term;

         (iv) sue for all rent or any other sums due or to become due Landlord under this Lease;

         (v) render such performance required of Tenant, other than the payment of Monthly Rent, and charge all costs and expenses incurred in connection therewith to Tenant, and all amounts so charged shall be due and payable immediately to Landlord upon presentment of a statement to Tenant indicating the amount and nature of such costs or expenses; and

         (vi) without termination of this Lease, relet the Premises or any part thereof, as agent and for the account of Tenant, upon such terms and conditions as Landlord, in its sole and absolute discretion, may deem advisable, with the right to make reasonable alterations and repairs to the Premises necessary to enable Landlord to relet the Premises, the expenses of which shall constitute an indebtedness from Tenant to Landlord, and shall be immediately due and payable. Any rents actually received by Landlord as a result of any such reletting shall be applied by Landlord to rents, late fees, costs of reletting and any other costs, fees or expenses payable by Tenant pursuant hereto, in such order as Landlord shall determine, in Landlord's sole and absolute discretion. If the rents to be received from such reletting are less than the rent and other amounts to be paid by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and Landlord may bring an action therefor.

No re-entry or taking possession of the Premises by Landlord pursuant to the terms of this Article 21 shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.

     21.2 In the event Landlord shall fail to receive any installment of rent or any other sum due hereunder within ten (10) days after the same shall be due and payable, without notice from Landlord, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     21.3 No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Landlord prior to the expiration of the Lease Term, and such acceptance by Landlord of surrender by Tenant shall only be effected, and must be evidenced, by written acknowledgment of acceptance of surrender signed by Landlord.

     21.4 In the event the Premises is relet by Landlord after default by Tenant at a rental which exceeds that owing from Tenant herein (including all costs associated with such reletting and any other costs and expenses payable by Tenant pursuant hereto), Tenant expressly states and agrees that Tenant, its successors, assigns and representatives have no claim to or interest in any excess rent.

22.  Access by Landlord.

     Landlord and Landlord's agents and representatives shall have the right to enter into and upon the Premises at all reasonable times, including before or after usual business hours, for the purpose of inspecting the Premises, making repairs thereto, maintaining or adding any services to be provided by Landlord or Tenant hereunder, showing the Premises to prospective purchasers or for any other lawful purpose. In addition, Landlord reserves the right, during the last six (6) months of the Lease Term, to enter the Premises or have its agents or representatives enter the Premises during normal business hours for the purpose of showing the Premises to prospective tenants, and to place on or about the Premises or the Building appropriate signs or banners indicating that the Premises are available for lease.

23.  Subordination and Attornment.

     This Lease shall be subordinate to any ground lease or other underlying leasehold interest and to the lien of any mortgage or deed of trust heretofore or hereafter placed upon the Premises or the Building, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, replacements and extensions thereof; provided, however, that in the event any proceedings are brought for default under any such ground or underlying lease, or in the event of foreclosure or the exercise of the power of sale under any such mortgage or deed of trust, Tenant shall attorn to the purchaser of the Premises at such foreclosure or sale and recognize such purchaser as landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease. If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust and gives notice of such election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord or the purchaser of the Premises, provided that such lienholder agrees in writing not to disturb Tenant's use and possession of the Premises as long as Tenant shall not be in default hereunder and provided further that Tenant shall agree to attorn to any such lienholder.

24.  Surrender of Premises and Holding Over.

     Except as hereinafter provided, upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender the Premises, in good condition and repair (reasonable wear and tear excepted). If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord for, from and against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay. If Tenant or any successor in interest of Tenant, should remain in possession of the Premises after the expiration of the Lease Term without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the covenants, terms, provisions and obligations of this Lease except Monthly Rent, which shall be subject to an automatic increase of fifty percent (50%) over and above the amounts paid in the last full calendar month of the Lease Term, as "Monthly Rent" together with all other sums owing to Landlord hereunder. Nothing contained herein shall be construed as Landlord's permission for Tenant to hold over or as limiting Landlord's remedies against a holdover tenant. All keys shall be returned to the Landlord upon surrender; failure of Tenant to return all keys shall obligate Tenant to pay all necessary costs in rekeying the locks pertaining to the Premises.

25.  Quiet Enjoyment.

     Landlord agrees that, upon compliance by Tenant with the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term subject to the terms and provisions of this Lease. This covenant shall not extend to, and Landlord shall not be liable for, any disturbance, act or condition permitted to be taken by or on behalf of Landlord under this Lease.

26.  Signs and Lighting.

     26.1 Tenant shall not erect or place any sign, lettering or design which is visible from the exterior of the Building or of the Premises, without Landlord's express written approval, which approval shall not be unreasonably withheld. Any sign approved by Landlord must comply with all zoning ordinances of the City and County of Denver and with all other applicable laws, ordinances or regulations of any governmental authority having jurisdiction over the Premises. Tenant shall be solely responsible for all fees, costs and expenses in connection with obtaining any such approvals or permits required in connection with the installation and maintenance of any such sign.

     26.2 Tenant shall not install any exterior lighting on the Premises without Landlord's prior written approval, which approval shall not be unreasonably withheld.

27.  Force Majeure.

     If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, civil disorder, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial ability excepted), performance of such act shall be excused for the period of delay; provided, however, nothing in this
Article 27 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

28.  Landlord's Exculpation.

     In the event of default, breach, or violation by Landlord (which term includes the trustee or trustees of Landlord, Landlord's partners, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its equity ownership interest in the Premises (or its interest in the improvements, if applicable) or the proceeds of a public sale of such interest pursuant to the foreclosure of a judgment against Landlord. Landlord may, at its sole option, and among its other alternatives, relieve itself of all liability under the Lease by conveying the Premises to Tenant, subject to all existing liens on the Premises.

29.  Option to Extend

     As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants to Tenant an option (the "Option") to extend the Lease Term for one (1) additional term of the longer of five (5) years or the date on which the Co-Pack and Warehousing Agreement between the parties hereto expires or is terminated pursuant to its terms (the "Option Term"). The Option shall apply only to the original Premises leased hereunder and shall be on the following terms and conditions:

     (a) Written notice of Tenant's exercising of the Option shall be given to Landlord no later than twelve (12) months prior to the expiration of the initial five year Lease Term.

     (b) If Tenant timely exercises the Option, the Lease shall be deemed extended.

     (c) Unless Landlord is timely notified by Tenant in accordance with subparagraph (a) above, it shall be conclusively deemed that Tenant does not desire to exercise the Option, and the Lease shall expire in accordance with its terms, at the end of the initial five year Lease Term.

     (d) Tenant's right to exercise its Option shall be conditioned on Tenant not being in default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term.

     (e) The Option granted hereunder shall be upon the terms and conditions (including rental rates) contained in the Lease except that there shall be no further option to extend the term of the Lease beyond the Option Term.

30.  Termination by Tenant.

     Tenant may, at its sole option, terminate this Lease in the event any one of the following shall occur ("Tenant Termination Event"):

     (a) the breach by Landlord of any of the agreements set forth on Schedule 1 hereto and the failure to cure such breach within 30 days after receipt of written notice from Tenant describing in detail such breach (if Landlord is diligently attempting to cure the breach and the nature of the breach requires longer than 30 days to cure, the cure period shall be extended to allow a reasonable additional period of time to cure the breach); and

     (b)  the sale of the Premises by Landlord to a third party.

31.  Miscellaneous.

     31.1 All notices, demands and communications of any kind which either party to this Lease may be required or desires to serve upon the other shall be in writing and served to Landlord and to Tenant by personal service or by leaving a copy of such notice, demand or communication at the appropriate address indicated in Article 1 hereof, whereupon such service shall be deemed complete, or by mailing a copy thereof by certified or registered mail, return receipt requested, with such service being deemed to be complete on the day of actual delivery as shown by the addressee's receipt or at the expiration of the third day of mailing, whichever first occurs. Either party may change its address or may designate additional parties who shall be entitled to notice hereunder from time to time by giving written notice to the other.

     31.2 This Lease shall be construed in accordance with and governed by the laws of the State of Colorado. Any term or provision of this Lease which now or hereafter is declared contrary to any law, order, ordinance or requirement of any governmental authority, whether now in force or enacted or promulgated in the future, or which is otherwise invalid, shall be deemed stricken from this Lease without impairing the validity of the remainder of this Lease.

     31.3 Time is of the essence of this Lease. Subject to Article 19 hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto. If Tenant shall be more than one party, then the obligations imposed upon Tenant hereunder shall be joint and several.

     31.4 All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law. No delay or omission of either party to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver by either party of the breach of any covenant of this Lease by the other party shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Lease, nor shall the acceptance of rent be deemed to be a waiver of such default by Landlord, other than a default arising from the payment of the rent accepted by Landlord.

     31.5 The captions appearing herein are for convenience only and are not a part of this Lease nor do they limit or amplify any term or provision herein. The terms and provisions hereof shall apply without regard to the number or gender of words and expressions used herein.

     31.6 This Lease contains the entire understanding and agreement of the parties hereto with respect to all matters referred to herein, and all prior negotiations and understandings are superseded hereby and merged into this Lease. No party hereto shall be liable or bound to any other party in any manner or by any agreement, warranty, representation or guarantee except as specifically set forth herein. This Lease may be amended or modified only by a written instrument signed by the parties hereto.

     31.7 The relationship of the parties hereto is solely that of landlord and tenant and under no circumstances shall one party be considered as partner, joint venturer, or agent of the other.

     31.8 Except as otherwise provided herein, any monies due from Tenant to Landlord hereunder which are not paid within ten (10) days after the same shall be due and payable shall bear interest at the rate of eighteen percent (18%) per annum from and after such date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. The acceptance or endorsement by Landlord of any payment or check from Tenant shall be not deemed an accord and satisfaction and shall not prejudice Landlord's right to recover the balance of any amounts due under the terms of this Lease, unless otherwise expressly agreed by Landlord in writing.

     31.9 In the event of any legal action or proceeding brought by either party hereto against the other arising out of this Lease, the prevailing party shall be entitled to recover its actual attorneys' fees incurred in such legal action or proceeding and such attorneys' fees shall be included in any judgment rendered, as determined by the Court and not the jury, together with such party's costs and other chargeable expenses. In addition, if any person shall institute an

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
action against Tenant or Landlord in which the other is involuntarily and without cause made a party defendant, the party whose acts, failure to act or alleged acts gave rise to the action, shall indemnify, defend and save the other harmless for, from and against all liability by reason thereof, including actual attorneys' fees and all costs incurred in such action. TENANT HEREBY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION CONCERNING THIS LEASE.

     31.10 At the request of either party, Landlord and Tenant shall execute a memorandum of Lease, which may be filed in the real property records.

     31.11 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and shall not be effective as a lease or otherwise, until execution and delivery by both Landlord and Tenant.

     31.12 Each party represents and warrants that the execution, issuance, delivery and performance of this Lease have been duly and properly authorized by all necessary corporate, director, shareholder or any other action of such party.


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
     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first appearing above.

LANDLORD:                                         TENANT:

STOKES CANNING COMPANY                            HOOPESTON FOODS DENVER CORP


By: /s/ James S. Lewis                            By: /s/ John L. Steele
   -------------------                               -------------------

   Its: CEO                                          Its: Pres/CEO
       ---------------                                   ---------------





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                                   SCHEDULE 1

                            List of Other Agreements

1.  Non-Branded Inventory Sales Agreement.

2.  Equipment Lease Agreement for Seller's equipment located at the Plant.

3.  Co-Pack Agreement for Buyer to co-pack Seller's branded products.

4. License Agreement for Buyer to license the use of permits, licenses, recipes and other intangible assets of Seller that are in use at the Plant.

5. Lease Override Agreement for additional payments to be made by Buyer to Seller.

6.  EBITDA Overview Committee Agreement.


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